UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Indiana

(state or other jurisdiction of incorporation)

1-8644

(Commission File Number)

35-1575582

(IRS Employer Identification No.)

One Monument Circle

Indianapolis, Indiana 46204

(Address of principal executive offices, including zip code)

317-261-8261

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2020, IPALCO Enterprises, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), relating to the sale by the Company of $475 million aggregate principal amount of senior secured notes (the “Notes”) at an annual interest rate of 4.250%. The Company intends to use the net proceeds from the Notes to finance its repurchase or redemption of its outstanding 3.45% Senior Secured Notes due 2020, of which $405 million is currently outstanding, to repay in full the indebtedness outstanding under its term loan, of which $65 million is currently outstanding, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

The Notes will be secured through a pledge by the Company of all the outstanding common stock of its principal subsidiary, Indianapolis Power & Light Company. The Notes will effectively rank junior to the liabilities of the Company’s subsidiaries. The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The offering of the Notes is expected to close on or about April 14, 2020, in accordance with the terms of the Purchase Agreement.

Item 8.01	Other Events.

On April 9, 2020, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan,” and similar words. Such forward-looking statements include, but are not limited to, statements with respect to the issuance of the Notes. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in IPALCO’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in IPALCO’s 2019 Annual Report on Form 10-K. Readers are encouraged to read IPALCO’s filings to learn more about the risk factors associated with IPALCO’s businesses. IPALCO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of IPALCO’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, IPALCO Enterprises, Inc., One Monument Circle, Indianapolis, IN 46204. Exhibits also may be requested, but a charge equal to the reproduction cost thereof may be made. Copies of such reports also may be obtained by visiting IPL’s website at www.iplpower.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release Announcing Pricing of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: April 9, 2020	By:	/s/ Judi Sobecki
	Name:	Judi Sobecki
	Title:	General Counsel and Secretary